Exhibit 11.1

                        ZMAX CORPORATION AND SUBSIDIARY

              CALCULATION OF BASIC AND DILUTED NET LOSS PER SHARE
                                  (UNAUDITED)


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
                                                                      Three Months                       Six Months
                                                                      Ended June 30,                    Ended June 30,
                                                              ----------------------------------------------------------------
                                                                  1998             1997             1998             1997
                                                              -------------    -------------    -------------    -------------
                                                                        (unaudited)                       (unaudited)
WEIGHTED AVERAGE SHARE CALCULATIONS

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING:

Weighted average shares of common stock
  Outstanding                                                   11,729,714        9,252,228       11,729,714        8,062,809

Less: Weighted average number of escrowed
  shares of common stock outstanding                                     -       (2,800,000)      (1,400,000)      (2,800,000)

Less: Weighted average number of shares
  subject to cancellation                                         (479,801)        (626,987)        (479,801)        (626,987)
                                                              -------------    -------------    -------------    -------------

Basic weighted average shares outstanding                       11,249,913        5,825,241        9,849,913        4,635,822
                                                              =============    =============    =============    =============

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic weighted average shares outstanding:                      11,249,913        5,825,241        9,849,913        4,635,822

  Treasury stock effect of options and warrants
    outstanding                                                    238,089                -                -                -
                                                              -------------    -------------    -------------    -------------

Diluted weighted average shares outstanding:                    11,488,002        5,825,241        9,849,913        4,635,822
                                                              =============    =============    =============    =============
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